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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                November 14, 2006

                               TRANSGENOMIC, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                000-30975
          (State of Formation)                  (Commission File Number)

                                    911789357
                      (IRS Employer Identification Number)

           12325 Emmet Street
                Omaha, NE                                68164
 (Address of principal executive offices)              (Zip Code)

                                 (402) 452-5400
              (Registrants' telephone number, including area code)

                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

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ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS

         Transgenomic, Inc. (the "Company") has appointed Debra Schneider as Vice President and Chief Financial Officer effective December 4, 2006. Ms. Schneider succeeds former Chief Financial Officer, Michael Summers, who resigned on September 20, 2006.

         Ms. Schneider has spent the last seventeen years at First Data Corporation in a number of roles including finance planning, accounting and Chief Financial Officer for various business units. First Data Corporation is a provider of processing and related services to institutions issuing credit and debit cards. Most recently she served as Senior Vice President of Finance. Prior to her tenure at First Data Corporation, she worked as Controller at Creative Financing, Inc. and as an accountant with KPMG.

         The Company has entered into an Employment Agreement with Ms. Schneider effective December 4, 2006 which has an initial term of one year, but will be automatically extended for additional one-year periods unless either the Company or Ms. Schneider elects not to further extend it. Under the terms of the Employment Agreement, Ms. Schneider will be paid a base salary of $200,000 per year during the initial one-year term. Her salary may increase in subsequent terms as determined by the Company's compensation committee. In addition, Ms. Schneider will receive a signing bonus of $10,000 to be paid with the first regular payroll. Ms. Schneider is also eligible to receive an annual bonus of up to 20% of her base salary based on performance goals and objectives approved by the compensation committee. The Employment Agreement also provides that Ms. Schneider will be granted options to purchase 100,000 shares of the Company's common stock upon the effective date of the Agreement, options to purchase 100,000 shares on June 1, 2007, and options to purchase 100,000 shares on November 1, 2007, in each case subject to the approval of the compensation committee. Each such grant of options will vest equally on the next three anniversary dates of the respective grant. The Employment Agreement contains standard confidentiality and noncompetition provisions and provides for a severance payment to Ms. Schneider equal to one year's salary if she is discharged for reasons other than as defined in the Employment Agreement as "just cause".

         There are no family relationships between Ms. Schneider and any director or other executive officer of the Company and she was not selected by the Board of Directors to serve as the Company's Vice President and Chief Financial Officer pursuant to any arrangement or understanding with any person. Ms. Schneider has not engaged in any transaction with the Company that would be reportable as a related party transaction under the rules of the SEC.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

99.1 PRESS RELEASE DATED NOVEMBER 14, 2006

10.1 Employment Agreement between the Company and Debra A. Schneider effective December 4, 2006.

99.1 Press Release, dated November 14, 2006, announcing the appointment of Debra Schneider to the position of Vice President and Chief Financial Officer effective December 4, 2006.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TRANSGENOMIC, INC.


                                        By /s/ Craig J. Tuttle
                                           -------------------------------------
                                           Craig J. Tuttle
                                           President and Chief Executive Officer

November 14, 2006

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